Exhibit 99.2
For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Jaia Zimmerman
The Blueshirt Group	RightNow Technologies
415.217.7722	650.653.4441 Office
todd@blueshirtgroup.com	650.464.8462 Cell
stacie@blueshirtgroup.com	jzimmerman@rightnow.com
RightNow Announces Increased Stock Repurchase Program
BOZEMAN, Mont. (November 17, 2010) — RightNow Technologies, Inc. (“RightNow” or the “company”) (NASDAQ: RNOW) today announced that its Board of Directors on November 16, 2010 has authorized a $15 million increase to a previously approved $10 million stock repurchase program. Under the revised program, up to $25 million of RightNow’s common stock may be repurchased. The shares may be purchased from time to time at prevailing prices in the open market, in block transactions, in privately negotiated transactions, and/or in accelerated share repurchase programs, in accordance with Rule 10b-18 of the Securities and Exchange Commission. The additional authorization becomes effective November 19, 2010.
About RightNow Technologies
RightNow is helping rid the world of bad experiences one consumer interaction at a time, eight million times a day. RightNow CX, the customer experience suite, helps organizations deliver exceptional customer experiences across the web, social networks and contact centers, all delivered via the cloud. With more than eight billion customer interactions delivered, RightNow is the customer experience fabric for nearly 2,000 organizations around the globe. To learn more about RightNow, go to www.rightnow.com.
RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected repurchases under our stock repurchase program. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, the amount and timing of any stock repurchases under our stock repurchase program, if any; general economic conditions; our success in
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transitioning to a new President and Chief Operating Officer; fluctuations in foreign currency exchange; our business model; our ability to develop or acquire and gain market acceptance for new products and enhancements to existing products in a cost-effective and timely manner; fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets; the gain or loss of key customers; competitive pressures and other similar factors such as the availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to expand or contract operations, manage expenses and grow profitability; the rate at which our present and future customers adopt our existing and future products and services; fluctuations in our operating results including our revenue mix and our rate of growth; fluctuations in backlog; the risk that our investments in partner relationships and additional employees will not achieve expected results; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; any unanticipated ambiguities in fair value accounting standards; fluctuations in our operating results from the impact of stock-based compensation expense; our ability to manage and expand our partner relationships; our ability to hire, retain and motivate our employees and manage our growth; the impact of potential future acquisitions, if any; and various other factors. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
FRNOW
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